UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2007

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 12, 2007, certain subsidiaries of Lodgian, Inc., (the "Company") entered into a loan agreement (the "Loan") with Goldman Sachs Commercial Mortgage Capital, L.P., ("Goldman Sachs"). The terms of the Loan provide for $130 million in financing, secured by 10 hotels. The initial term of the Loan is two years, and Lodgian has the option to extend the Loan for three additional one year periods. The Loan bears interest at LIBOR plus 150 basis points. Lodgian will purchase an interest rate protection agreement that will cap the maximum interest rate on the loan at 8.5%.

The Loan is fully prepayable at any time, subject to a prepayment penalty of 1% of the outstanding balance during the first 6 months and 0.5% of the outstanding balance during months 7-12. There is no prepayment penalty after the first anniversary of the Loan. The Loan is assumable in the event an acquirer of the Company meets certain qualifications.

The Loan was partially funded on April 12, 2007, at which time the lender advanced $48.3 million, secured by mortgages on five of the 10 hotels. Of the remaining loan proceeds to be funded, $61.7 million is contingent upon the Company completing the defeasance of an existing loan agreement with Merrill Lynch (the "Merrill Lynch Fixed Rate #2 Loan Agreement"). The defeasance of the Merrill Lynch Fixed Rate #2 Loan Agreement is expected to take place on or about April 26, 2007. The balance of the Merrill Lynch Fixed Rate #2 Loan Agreement was $67.7 million, as of April 1, 2007.

Simultaneous with the defeasance of the Merrill Lynch Fixed Rate #2 Loan Agreement, Goldman Sachs and Lodgian expect to close on the remaining portion of the Loan agreement. At that time, Goldman Sachs will fund an additional $81.7 million, for a total loan amount of $130 million secured by mortgages on all 10 hotels. After full funding of the Loan, the following hotels will secure the Loan with Goldman Sachs:

• Holiday Inn, BWI, Baltimore, MD
• Residence Inn, Dedham, MA
• Courtyard by Marriott, Lafayette, LA
• Courtyard by Marriott, Tulsa, OK
• Crowne Plaza, Albany, NY
• Hilton, Fort Wayne, IN
• Radisson, Kenner, LA
• Crowne Plaza, Silver Spring, MD
• Holiday Inn, Meadowlands, PA
• Holiday Inn, Santa Fe, NM

Lodgian used the proceeds advanced by Goldman Sachs on April 12, 2007, plus approximately $9.7 million in funds held in reserve by Merrill Lynch, to pay off an existing floating rate loan from Merrill Lynch secured by 14 hotels. This loan carried an interest rate of LIBOR plus 340 basis points. The outstanding balance of this loan, which was paid in full, was $55.8 million.

At the conclusion of the series of transactions described herein, the following changes to Lodgian’s debt structure will have taken place:

• Established and funded $130 million debt facility with Goldman Sachs secured by 10 hotels bearing interest at the rate of LIBOR plus 150 basis points.

• Extinguished $55.8 million Merrill Lynch floating rate debt bearing interest at the rate of LIBOR plus 340 basis points.

• Defeased Merrill Lynch Fixed Rate #2 Loan, resulting in a further debt paydown of $67.7 million.

• The following properties, which were previously encumbered by mortgage debt, will be unencumbered (by mortgage debt):

Park Inn, Brunswick, GA
Crowne Plaza, Cedar Rapids, IA
Holiday Inn, Clarksburg, WV
Holiday Inn Express, Dothan, AL
Quality Inn, Dothan, AL
Holiday Inn, Jamestown, NY
Holiday Inn, West Lansing, MI
Clarion Hotel, Louisville, KY
French Quarter Suites, Memphis, TN
Holiday Inn Express, Pensacola, FL
Holiday Inn, Sheffield, AL
Holiday Inn, Pensacola, FL
Holiday Inn, Winter Haven, FL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

April 18, 2007	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary